Exhibit 99.1

Purebase Welcomes Dr. Kimberly Kurtis to the Board of Directors

IONE, CA, August 13, 2021 - Purebase Corporation (OTCQB: PUBC), a diversified resource company, headquartered in Ione, California, is pleased to announce the appointment of Dr. Kimberly Kurtis to the Purebase Board of Directors. For the past year, Dr. Kurtis has been serving as an Advisory Board Member.

Dr. Kurtis’s innovative research on the multi-scale structure and performance of cement-based materials has resulted in more than 200 technical publications, as well as three US patents. Her group is particularly recognized its use of emerging methods and novel approaches to provide new fundamental insights into the behavior of cement pastes, mortars, and concretes necessary for improving their early age behavior and long-term durability.

Purebase’s Chairman and CEO, Scott Dockter stated, “We have been very impressed with her guidance in the development of our supplementary cementitious materials (SCMs) and feel her critical thinking skills and leadership will advance the goals of Purebase.”

Dr. Kimberly Kurtis is Associate Dean for Faculty Development and Scholarship in the College of Engineering, where she manages the reappointment, tenure, peer review, and selection processes for the College’s faculty and researchers, leads faculty development initiatives, and assists with management of faculty hiring strategies and inclusion programs. She is a Professor in the School of Civil and Environmental Engineering at Georgia Institute of Technology, serving as interim Chair in the school (2017-18) and as the College’s ADVANCE Professor (2012-14), and holds a courtesy appointment in the School of Materials Science and Engineering.

Dr. Kurtis joined Tech’s faculty in January 1999. She earned her BSE (1994) in Civil Engineering from Tulane University under a Deans Honor Scholarship and her MS (1995) and PhD (1998) in Civil Engineering from the University of California at Berkeley, where she was a Henry Hilp Fellow and a National Science Foundation (NSF) Fellow. Dr. Kurtis’s innovative research on the multi-scale structure and performance of cement-based materials has resulted in more than 200 technical publications, as well as three US patents. Her group is particularly recognized its use of emerging methods and novel approaches to provide new fundamental insights into the behavior of cement pastes, mortars, and concretes necessary for improving their early age behavior and long-term durability.

She has held two leadership positions – Chairman of ACI Committee 236: Materials Science of Concrete (2006-2012) and Chair of American Ceramic Society’s Cements Division (2008-2009) – central to advancing science-based research on cement-based materials. Dr. Kurtis has served as Associate Editor of ASCE Journal of Materials in Civil Engineering and on the Editorial Board of Cement and Concrete Composites. Currently, she is Editorial Board member for Cement and Concrete Research and serves on the American Concrete Institute’s Board of Directors. She has been honored with ACI’s Walter P. Moore, Jr. Faculty Achievement Award (2005), ACI’s Del Bloem Award for Service (2013), Outstanding Senior Undergraduate Research Mentor Award at Georgia Institute of Technology (2013), the ACI James Instruments Award for Research on NDE of Concrete (2008), Award for Outstanding Article in ASTM’s Journal of Testing and Evaluation (2010), ASCE’s Huber Civil Engineering Research Prize (2013), and ACI’s Anderson Medal (2018). Dr. Kurtis is Fellow of the American Concrete Institute and the American Ceramics Society.

About Purebase Corporation

Purebase Corporation (OTCQB: PUBC) is a diversified resource company that acquires, develops and markets minerals for use in the agriculture, construction and other specialty industries.

Contacts

Emily Tirapelle - Purebase Corporation | emily.tirapelle@purebase.com, and please visit our corporate website and subscribe to our upcoming Newsletter – www.purebase.com/newsletter

Safe Harbor

This press release contains statements, which may constitute “forward-looking statements.”. Those statements include statements regarding the intent, belief, or current expectations of Purebase Corporation and members of its management team as well as the assumptions on which such statements are based. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that may cause actual results to differ from those anticipated are discussed throughout the Company’s reports filed with Securities and Exchange Commission which are available at www.sec.gov as well as the Company’s web site at www.purebase.com. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.